SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 31, 2006

HARBIN ELECTRIC, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51006	98-0403396
(State or other Jurisdiction of Identification Incorporation)	(Commission File Number)	(IRS Employer No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, 150060, China
(Address of Principal Executive Offices)

86-451-86116757
(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 31, 2006, Harbin Electric, Inc. (the “Company”) issued a press release announcing the closing of a US$50.0 million financing with Citadel Equity Fund Ltd. and Merrill Lynch International, pursuant to an indicative financing term sheet dated as of August 2, 2006. The financing consisted of $50.0 million aggregate principal amount of guaranteed senior secured floating rate notes due in 2010 and 2012 and warrants to purchase up to approximately 3.5 million shares of the Company’s common stock at exercise prices of $7.80 and $10.84 per share. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.    Description

99.1	Press release entitled, “Harbin Electric Closes $50.0 Million Financing, Proceeds to Support Numerous Growth Initiatives,” dated August 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 31, 2006
Harbin Electric, Inc.
(Registrant)

By: /s/ Tianfu Yang
Tianfu Yang
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

99.1	Press release entitled, “Harbin Electric Closes $50.0 Million Financing, Proceeds to Support Numerous Growth Initiatives,” dated August 31, 2006.	Filed herewith as Exhibit 99.1